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                                                                  Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-42912, 33-66296, 33-82306, and 33-82308) pertaining to the 1988
Employee Stock Option Plan, the 1988 Consulting Stock Option Plan, the 1991 Equity Incentive Plan, the 1991 Employee Stock Purchase Plan and the 1994 Non-Employee Directors' Stock Option Plan of our report dated January 23, 1997, with respect to the financial statements of COR Therapeutics, Inc. included in it's Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                       ERNST & YOUNG LLP


Palo Alto, California
March __, 1997